EXHIBIT 4-4

                     Void after 5:00 p.m. New York, New York
                                on April 2, 2003

               Warrant to Purchase 600,000 Shares of Common Stock

THIS   WARRANT  AND  THE  SHARES  OF  COMMON  STOCK   UNDERLYING   THIS  WARRANT
(collectively, the "Securities") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (the "Act") AND MAY NOT BE EXERCISED BY A "U.S. PERSON" (as defined in Section (j) hereof) OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL IS DELIVERED TO THE EFFECT THAT AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE FROM OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. IN ADDITION, NO OFFERS OR SALES OR TRANSFERS (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, UNLESS SUCH SECURITIES HAVE BEEN REGISTERED FOR RESALE UNDER THE ACT EXCEPT AS PERMITTED BY REGULATION S OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT.

                         -------------------------------
                        WARRANTS TO PURCHASE COMMON STOCK
                                       OF
                           UNITED LEISURE CORPORATION
                         -------------------------------

         This is to certify that, FOR VALUE RECEIVED, Strata Equities Limited or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from United Leisure Corporation, a Delaware Corporation ("Company"), 600,000 fully paid, validly issued and non-assessable shares of Common Stock, $.01 par value, of the Company ("Common Stock") at any time on or after the date hereof but not later than 5:00 p.m. New York, New York Time, April 2, 2003 ("Exercise Period") at an exercise price equal to Twenty Seven ($.27) per share. The number of Shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

             (A) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time during the Exercise Period, and during the Exercise Period the Holder shall have the right to exercise this

Warrant into the kind and amount of shares of Common Stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto.

                  (i) Mechanics of Exercise. (a) In order to exercise Warrants into full shares of Common Stock, the Holder shall (i) fax a copy of the fully executed notice of exercise (purchase form) in the form attached hereto ("Notice of Exercise") to the Company at the office of the Company for the Common Stock that the Holder elects to exercise the same, which notice shall specify the number of Warrants to be exercised, the applicable exercise price and a calculation of the number of Pares of Common Stock issuable upon such exercise (together with a copy of the first page of each certificate to be exercised) prior to Midnight, New York City time (the "Exercise Notice Deadline") on the date of exercise specified on the Notice of Exercise and (ii) surrender the original certificates representing the Warrants being exercised duly endorsed, along with a copy of the Notice of Exercise together with the Warrants and the full exercise price for the Warrants (the "Exercise Documents") no later than Midnight, New York City time the next business day, to a common courier for either overnight or 2-day delivery to the office of the Company. The Company shall cause to be issued and delivered within five (5) business days after delivery to the Company of the facsimile copies of such notice of Exercise and such Warrants to such Holder at the address of the Holder on the books of the Company or such other address as may be specified by such Holder, a certificate or certificates for the number of shares of Common Stock issuable upon such exercise of Warrants; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock unless either the original Warrants have been received by the Company, or the Holder notifies the Company or its Transfer Agent, or the Holder delivers to the Company an affidavit and indemnification to the effect that such certificates have been lost, stolen or destroyed, together with an appropriate indemnity bond.

                  (ii) The Company shall, no later than 6:00 P.M. (New York City time) on the fifth business day (the "Deadline") after receipt by the Company of a Notice of Exercise and a facsimile copy of the Warrant, provided the Company has received the Exercise Documents, issue a certificate for the number of shares of Common Stock to which the holder ("Holder") of the Security shall be entitled as aforesaid and surrender such original Common Stock certificates to a common courier for overnight delivery to the Holder at the address of the Holder on the books of the Company. The Company understands that a delay in the issuance and delivery of the shares of Common Stock beyond the Deadline could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees, provided the Company has received the Exercise Documents, to pay late payments to the Holder for late issuance of Shares upon exercise of Warrants of $50 per business day for each business day after the Deadline until the shares shall be issued.

The Company shall pay any amounts incurred under this Section (ii) in immediately available funds within five (5) business days from the date of issuance of the applicable Common Stock. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to issue and deliver shares of Common Stock to the Holder pursuant to the terms of the Warrants. In addition, nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

                  (iii) If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and accompanied by payment of the Exercise Price, the holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

                  (iv) This Warrant is not transferable to a U.S. Person nor may it be exercised by a U.S. Person (as defined in Section (j) hereof). The person exercising this Warrant must certify to the Company in writing that he is not a U.S. Person (as defined in Section (j) hereof) and is not exercising this Warrant on behalf of a U.S. Person (as defined in Section hereof).

             (B) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

             (C) FRACTIONAL SHARES. No fictional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Value of a share, determined as follows:

                  (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the Current Market Value shall be the last reported sale price, regular way, of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid price, regular way, for such day on such exchange or system; or

                  (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Current Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Market Value shall be an amount not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

             (D) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. Subject to the legend first appearing above, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the legend first appearing above, upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company,of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant is lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

             (E) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

             (F) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock or (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (2) In case the Company shall combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such combination or reclassification shall not be adjusted and shall remain "as is" and, anything in subsection (3) of this Section f to the contrary notwithstanding, the number of shares shall not be adjusted and shall remain "as is."

                  (3) Upon each adjustment of the Exercise Price pursuant to the provisions of this Section f, the number of Common Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Common Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  (4) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price hereof shall be made:

                      (I) Upon the issuance or sale of this Warrant or the Common Shares issuable upon the exercise of this Warrant; or

                      (II) If the amount of said adjustment shall be less than five cents ($.05) per Common Share, provided, however, that in such case any adjustment that adjustment which, together with any adjustment so carried forward, shall amount to at least five cents ($.05) per Share.

                  (5) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                  (6) In the event that at any time, as a result of an adjustment made pursuant to this Section (f), the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section (f).

                  (7) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

             (G) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f), the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

             (H) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock as a class or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
(iii) if the capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale of all or substantially all of the property and assets of the Company to another corporation or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, sale, dissolution, liquidation or winding up is to take place and date, if any is to be fixed, as of which the Holders of the Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. Notwithstanding the above, the failure to give such notice shall not affect the validity of any transaction for which the notice was required to be given.

             (I) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant or in case of any sale to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger or sale, by a Holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger or sale. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers or sales.

             (J)  THE RESTRICTIVE PERIOD.

                  (1) The Holder of this Warrant agrees that the Holder, or any successor, or any Professional (as defined in Section (j)(3) hereof) (except for sales of any securities registered under The United States Securities Act of 1933 (the "Act"), in compliance with Regulation S or otherwise exempt from registration under the Act), (A) will not sell the Warrants and the shares of Common Stock issuable upon exercise thereof to a U.S. Person or on account of the benefit of a U.S. Person or any one believed to be a U.S. Person,
(B) will not engage in any efforts to sell the Warrants and the shares of Common Stock issuable upon exercise thereof in the United States, (C) will, at the time a buy order or transfer of the Warrants and the shares of Common Stock issuable upon exercise thereof is originated, believe, after reasonable investigation, that the buyer or transferee is outside the United States, and (D) will send to a "Professional" acting as agent or principal, a confirmation or other notice stating that the Professional is subject to the same restrictions on transfer to U.S. Persons or for the account of U.S. Persons as provided for herein. The Company will not honor or register, and will not be obligated to honor or register, any transfer or exercise in violation of any of the provisions herein or that would cause the loss of the exemption afforded by Regulation S.

                  (2) For purposes hereof, a "U.S. Person" shall have the meaning set forth in Rule 902(o) of Regulation S under the Act, which includes, without limitation, generally any natural person, resident of the United States, any partnership or corporation organized or incorporated under the laws of the United States; any estate of which any executor or administrator is a U.S. Person; any trust of which any trustee is U.S. Person; any agency or branch of a foreign entity located in the United States; any nondiscretionary account or similar account, other than estate or trust, held by a dealer or other fiduciary for the benefit or account of the U.S. Person; any discretionary account or similar account, other than incorporated or, (if an individual) resident of the United States.

                  (3) A "Professional" is a "distributor" as defined in Rule 902(c) of Regulation S under the Act (generally any underwriter, or other person, who participates, pursuant to a contractual arrangement, in the distribution of the Securities); a dealer as defined in Section 2(12) of the U.S. Securities Act of 1934 (encompassing those who engage in the business of trading or dealing in securities as agent, broker or principal); or a person receiving a selling concession, fee or other enumeration in respect of the securities sold.

             (K) NON-U.S. PERSON. The Holder represents to the Company that it is not a U.S. Person (as defined above) and he/it is not acquiring the Warrants or the shares of Common Stock issuable upon exercise thereof for a U.S. Person and the Holder is physically located outside the United States.

             Notice hereunder may be given by personal delivery, express courier, or registered or certified mail.

             IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the Undersigned, each being duly authorized, as of the date below.

                                        UNITED LEISURE CORPORATION


                                        By: /s/ Harry Shuster
                                            -----------------------------------
Dated: April 2, 1998

                                  PURCHASE FORM

                                                    Dated:                     ,

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ Shares of Common Stock and hereby makes payment of $___________ in payment of the actual exercise price thereof.

         The undersigned hereby certifies to United Leisure Corporation, a Delaware corporation, that he is not a U.S. Person and is not exercising this Warrant on behalf of a U.S. Person as defined in Regulation S promulgated under the U.S. Securities Act of 1933 and this exercise is not taking place within the United States.

                        --------------------------------
                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------

Name:
     ---------------------------------------------------------------------------
                     (Please type or print in block letters)

Address:
        ------------------------------------------------------------------------
Signature:
          ----------------------------------------------------------------------

                            ------------------------
                                 ASSIGNMENT FORM
                                 ---------------

         FOR VALUE RECEIVED,____________________________________________________
hereby sells, assigns and transfers unto

Name:
     ---------------------------------------------------------------------------
                     (Please type or print in block letters)

Address:
        ------------------------------------------------------------------------

the right to purchase Common Stock represented by this Warrant to the extent of ____________shares as to which such right is exercisable and does hereby irrevocably constitute and appoint______________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:                 ,
     -----------------
Signature:
          ------------